Exhibit 99.1

Bridgeline Announces Financial Results for the Second Quarter of Fiscal 2022

Second Quarter Total Revenue Increases 43% Versus Prior Year

Total Subscription and Licenses Revenue Increases 66% Versus Prior Year

Woburn, Mass., May 12, 2022 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a provider of cloud-based Marketing Technology software, today announced financial results for its fiscal second quarter ended March 31, 2022.

"Bridgeline had a strong quarter with the release of TruPresence, our eCommerce360 dashboard, and we won more customers this quarter than any quarter in our history," said Ari Kahn, Bridgeline's President, and Chief Executive Officer. "Our conversion and traffic apps were particularly strong with Hawksearch and WooRank driving new sales, especially in the B2B Distributor sector. Optimizely and BigCommerce were strong partners and brought several new customers to Bridgeline."

Financial Highlights – Second Quarter of Fiscal Year 2022

●	Total revenue was $4.1 million, an increase of 43% from $2.9 million in the prior year period.

●	Subscription and licenses revenue was $3.3 million, an increase of 66% from $2.0 million in the prior year period.

●	Gross profit was $2.8 million, an increase of 54% from $1.8 million in the prior year period.

●	Gross margin increased to 68% compared to 63% in the prior year period.

Financial Highlights – First 6 Months of Fiscal Year 2022

●	Total revenue was $8.4 million, an increase of 47% from $5.7 million in the prior year period.

●	Subscription and licenses revenue was $6.7 million, an increase of 69% from $4.0 million in the prior year period.

●	Gross profit was $5.8 million, an increase of 57% from $3.7 million in the prior year period.

●	Gross margin increased to 69% compared to 65% in the prior year period.

Business Highlights

●	Corporate Highlights:

o

Bridgeline reported that it closed 33 license sales in the second quarter of fiscal year 2022. Bridgeline's cross-sale strategy remains strong, with 9 license sales to its existing customer base and 24 newly won customers.

●	Product Highlights:

o

TruPresence was released in our second quarter. This product suite offers franchise and multi-location businesses specialized software for managing multiple websites, location pages, local eCommerce, search, and reporting.

o

eCommerce360 Dashboard is our second product launch this year and provides online retailers an at-a-glance view of their site’s revenue strength. The dashboard is based on Bridgeline's eCommerce 360 strategy that breaks down the formula for revenue growth into traffic, conversion, and average order value. The dashboard provides simple, actionable recommendations to optimize growth opportunities.

●	New Customer Highlights:

o

1-800 Radiators, a national auto parts franchise with over 200 locations and one of the nation's largest inventories of auto parts, purchased Bridgeline’s Hawksearch product in our second quarter to help increase online sales by allowing site visitors to quickly find parts in the company’s extensive catalog through a free form search bar filtering by year, make, model, plate, and VIN.

o	A top sporting goods wholesaler chose Bridgeline's Hawksearch to power site search for five of their eCommerce sites.

o

A global biotech supplier chose Hawksearch as their site search software. The distributor purchased a 5-year subscription after seeing how Hawksearch increased online sales for other distributors in the electrical, medical, and automotive industries.

o

Techo-Bloc, a landscaping distributor with over 700 stores across North America, chose Hawksearch to provide a search solution for their expansive catalog in multiple languages. The latest Hawksearch release supports 20 languages, expanding customer acquisition opportunities and revenue growth for international eCommerce.

o

Sports Station, one of the largest sports retailers in Asia, selected Bridgeline's Celebros software to power their new eCommerce site for their sports retail brand with over 250 locations. This is the third international sports retailer win this fiscal year. Celebros’ unique natural language processing capabilities are key to Sport Station’s conversion strategy, allowing for distinct differentiation between brand and product variation.

o

One of the largest industrial equipment and services distributors in Europe, with over 30 years of experience in the market, chose Bridgeline's Celebros software to power their online store. Celebros was selected for its natural language processing capabilities, ease to integrate with Magento, and special features designed for B2B.

o

One of the largest privately-owned banks in the United States selected Hawksearch to bolster the website customer experience for close to 1 million customers. The national bank chose Hawksearch for its powerful search, navigation, relevant recommendations, and SEO features to increase conversions. Hawksearch will be implemented using the new Hawksearch Kentico connector as the bank redesigns its website on the Kentico Xperience platform.

●	Partner Highlights:

●

Bridgeline's partnership with Optimizely continues to drive revenue. Our Optimizely partnership has been especially strong with B2B distributors including Crescent Electric, Cleaner’s Supply, Torrco and Gerrie Electric. Hawksearch's advanced features designed for high-SKU B2B environments are important for B2B distributors with large catalogs to boost conversion and average order value.

●	BigCommerce continues to drive growth. Together with BigCommerce, Bridgeline now powers several manufacturers including Berlin Packaging, Techo-Bloc and Waymaker.

Financial Results - Second Quarter of Fiscal Year 2022

●	Total revenue, which is comprised of Licenses and Services revenue, was $4.1 million for the quarter ended March 31, 2022, as compared to $2.9 million for the same period in 2021, an increase of 43%.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 66% to $3.3 million for the quarter ended March 31, 2022, from $2.0 million for the same period in 2021. As a percentage of total revenue, Subscription and licenses revenue increased to 80% of total revenue for the quarter ended March 31, 2022, compared to 69% for the same period in 2021.

●

Services revenue was $0.8 million for the quarter ended March 31, 2022, as compared to $0.9 million for the same period in 2021. As a percentage of total revenue, Services revenue accounted for 20% of total revenue for the quarter ended March 31, 2022, compared to 31% for the same period in 2021.

●

Gross profit increased 54% or $1.0 million to $2.8 million for the quarter ended March 31, 2022, as compared to $1.8 million for the same period in 2021. Cost of revenue increased 25% or $0.3 million to $1.3 million for the quarter ended March 31, 2022, compared to $1.1 million for the same period in 2021.

●

Gross margin increased to 68% for the quarter ended March 31, 2022, compared to 63% for the same period in 2021. Subscription and licenses gross margin were 74% for three months ended March 31, 2022, as compared to 70% for the same period in 2021. Services gross margins were 43% for the three months ended March 31, 2022, as compared to 46% for the same period in 2021.

●	Operating expenses increased $1.5 million to $3.4 million for the quarter ended March 31, 2022, from $1.9 million for the same period in 2021.

●	Operating loss for the quarter ended March 31, 2022, was $0.6 million as compared to $0.1 million for the same period in 2021.

●	The change in fair value of contingent consideration and other income (expense), net resulted in $0.5 million of income for the quarter ended March 31, 2022.

●

The warrant liability revaluation resulted in a $0.4 million non-cash gain attributable to the change in the fair value of the warrant liabilities for the quarter ended March 31, 2022. The compares to a net loss from revaluation of $0.4 million for the same period in 2021.

●	Net income for the quarter ended March 31, 2022, was $0.3 million, compared to a net loss of $0.6 million for the same period in 2021.

Financial Results - First 6 Months of Fiscal Year 2022

●

Total revenue, which is comprised of Licenses and Services revenue, increased 47% to $8.4 million for the six months ended March 31, 2022 as compared to $5.7 million for the same period in 2021. License revenue grew by 69% and Services decreased by 2%.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 69% to $6.7 million for the six months ended March 31, 2022, from $4.0 million for the same period in 2021. As a percentage of total revenue, Subscription and licenses revenue increased to 80% of total revenue for the six months ended March 31, 2022, compared to 70% for the same period in 2021.

●

Services revenue was $1.7 million for the six months ended March 31, 2022; a slight decrease as compared to $1.7 million for the same period in 2021. As a percentage of total revenue, Services revenue accounted for 20% of total revenue for the six months ended March 31, 2022, compared to 30% for the same period in 2021.

●

Gross profit increased 57% or $2.1 million to $5.8 million for the six months ended March 31, 2022 as compared to $3.7 million for the same period in 2021. Cost of revenue increased 29% or $0.6 million to $2.6 million for the six months ended March 31, 2022 compared to $2.0 million for the same period in 2021.

●

Gross margin increased to 69% for the six months ended March 31, 2022, compared to 65% for the same period in 2021. Subscription and licenses gross margin were 75% for the six months ended March 31, 2022 as compared to 71% for the same period in 2021. Services gross margin were 45% for the six months ended March 31, 2022, as compared to 51% for the same period in 2021.

●	Operating expenses increased 89% or $3.2 million to $6.9 million for the six months ended March 31, 2022, from $3.6 million for the same period in 2021.

●	Operating loss for the six months ended March 31, 2022, was $1.1 million as compared to slight operating income of $0.1 million for the same period in 2021.

●	The change in fair value of contingent consideration and other income (expense), net resulted in $0.4 million of income for the six months ended March 31, 2022.

●

The warrant liability revaluation resulted in a $2.9 million non-cash gain attributable to the change in the fair value of the warrant liabilities for the six months ended March 31, 2022. The compares to a net loss from revaluation of $1.9 million for the same period in 2021.

●	Net income for the six months ended March 31, 2022, was $2.2 million, compared to a loss of $1.7 million for the same period in 2021.

Conference Call:

Bridgeline Digital, Inc. will hold a conference call today, May 12, 2022 at 4:30 p.m. Eastern Time to discuss these results. The Company's President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question and answer period.

The details of the conference call and replay are as follows:

What:	Bridgeline Digital Second Quarter 2022 Earnings Call
When:	(Day of the week), May 12, 2022
Time:	4:30 p.m. ET
Live Call:	(877) 837-3910, domestic
(973) 796-5077, international
Replay:	(855) 859-2056
(404) 537-3406
Conference ID:	3953635

Please call the conference telephone number 5 – 10 minutes prior to the start time. An operator will register your name and organization.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, and Adjusted EBITDA.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, non-cash stock-based compensation, goodwill impairment charges, restructuring and acquisition-related costs, change in fair value of warrants, preferred stock dividends and any related tax effects.

Adjusted EBITDA and is defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation charges, goodwill impairment charges, restructuring and acquisition-related costs, changes in fair value of derivative liabilities and warrant income/expense, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Bridgeline's management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places in this press release and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the COVID – 19 pandemic and related public health measures that may affect our financial results; business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do no control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline helps companies grow online revenues by increasing their traffic, conversion rate, and average order value with its Unbound platform and suite of apps. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas R. Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Revenue:
Digital engagement services	$811	$885	$1,680	$1,722
Subscription and perpetual licenses	3,306	1,989	6,723	3,988
Total revenue	4,117	2,874	8,403	5,710

Cost of revenue:
Digital engagement services	466	474	917	848
Subscription and perpetual licenses	868	592	1,697	1,175
Total cost of revenue	1,334	1,066	2,614	2,023
Gross profit	2,783	1,808	5,789	3,687

Operating expenses:
Sales and marketing	1,267	524	2,498	969
General and administrative	775	608	1,648	1,073
Research and development	865	479	1,724	828
Depreciation and amortization	416	240	840	471
Restructuring and acquisition-related expenses	66	84	164	294
Total operating expenses	3,389	1,935	6,874	3,635
Income (loss) from operations	(606)	(127)	(1,085)	52
Change in fair value of contingent consideration, interest income (expense) and other, net	523	(4)	435	2
Government grant income	-	-	-	88
Change in fair value of warrant liabilities	434	(418)	2,875	(1,859)
Income (loss) before income taxes	351	(549)	2,225	(1,717)
Provision for income taxes	5	7	8	1
Net income (loss)	$346	$(556)	$2,217	$(1,718)
Net income (loss) per share attributable to common shareholders:
Basic net income (loss) per share	$0.03	$(0.11)	$0.22	$(0.36)
Diluted net income (loss) per share	$0.03	$(0.11)	$0.10	$(0.36)
Number of weighted average shares outstanding:
Basic	10,204,276	4,999,938	10,196,550	4,706,869
Diluted	10,340,910	4,999,938	10,423,786	4,706,869

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

ASSETS
	March 31	September 30
	2022	2021
Current assets:
Cash and cash equivalents	$4,686	$8,852
Accounts receivable, net	1,415	1,370
Prepaid expenses and other current assets	494	196
Total current assets	6,595	10,418
Property and equipment, net	243	252
Operating lease assets	393	481
Intangible assets, net	6,962	7,755
Goodwill	15,985	15,985
Other assets	137	76
Total assets	$30,315	$34,967

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$527	$732
Current portion of operating lease liabilities	147	161
Accounts payable	1,277	974
Accrued liabilities	796	908
Current portion of purchase price and contingent consideration payable	2,667	3,463
Deferred revenue	1,566	2,097
Total current liabilities	6,980	8,335
Long-term debt, net of current portion	780	1,197
Operating lease liabilities, net of current portion	246	320
Purchase price and contingent consideration payable, net of current portion	-	2,360
Warrant liabilities	1,529	4,404
Other long-term liabilities	768	774
Total liabilities	10,303	17,390

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at March 31, 2022 and September 30, 2021	-	-
Series D Convertible Preferred stock: 4,200 shares authorized; no shares outstanding at March 31, 2022 and September 30, 2021	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 10,217,609 shares issued and outstanding at March 31, 2022 and 10,187,128 shares at September 30, 2021, issued and outstanding	10	10
Additional paid-in-capital	100,341	100,207
Accumulated deficit	(80,069)	(82,287)
Accumulated other comprehensive loss	(270)	(353)
Total stockholders' equity	20,012	17,577
Total liabilities and stockholders' equity	$30,315	$34,967

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$346	$(556)	$2,217	$(1,718)
Amortization of intangible assets	396	223	797	441
Change in fair value of warrant liabilities	(434)	418	(2,875)	1,859
Stock-based compensation	52	39	115	90
Restructuring and acquisition related expenses	66	84	164	294
Non-GAAP adjusted net income (loss)	$426	$208	$418	$966

Reconciliation of GAAP net earnings (loss) per diluted share to non-GAAP adjusted net earnings (loss) per diluted share:
GAAP net income (loss)	$0.03	$(0.11)	$0.21	$(0.36)
Amortization of intangible assets	0.04	0.04	0.08	0.09
Change in fair value of warrant liabilities	(0.04)	0.08	(0.28)	0.39
Stock-based compensation	0.01	0.01	0.01	0.02
Restructuring and acquisition related expenses	0.01	0.02	0.02	0.06
Non-GAAP adjusted net earnings (loss) per diluted share	$0.04	$0.04	$0.04	$0.21

Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
Net income (loss)	$346	$(556)	$2,217	$(1,718)
Provision for income taxes	5	7	8	1
Change in fair value of contingent consideration, interest income (expense) and other, net	(523)	4	(435)	(2)
Government grant income	-	-	-	(88)
Change in fair value of warrant liabilities	(434)	418	(2,875)	1,859
Amortization of intangible assets	396	223	797	441
Depreciation and other amortization	20	16	43	30
Restructuring and acquisition related expenses	66	84	164	294
Stock-based compensation	52	39	115	90
Adjusted EBITDA	$(72)	$235	$34	$907